As filed with the Securities and Exchange Commission on October 12, 2018

Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Abbott Laboratories

(Exact Name of Registrant as Specified in its Charter)

Illinois	36-0698440
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of Principal Executive Offices)

ABBOTT LABORATORIES STOCK RETIREMENT PROGRAM
(Full Title of the Plan)

Hubert L. Allen

Abbott Laboratories

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(224) 667-6100
(Name, Address and Phone Number of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934. Check one:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Shares (without par value)(1)	6,000,000	$70	$420,000,000	$50,904

(1)         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)         In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional shares of the Registrant’s Common Shares, which may be issued pursuant to the employee benefit plan described herein to prevent dilution from stock splits, stock dividends or similar transactions.

(3)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Shares as reported on the New York Stock Exchange on October 10, 2018.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, the contents of Abbott Laboratories’ Registration Statement on Form S-8, File No. 333-204772 (the “Prior Registration Statement”), are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Abbott Laboratories, an Illinois corporation (the “Company” or the “Registrant”), with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

(a)                                 The Company’s Annual Report on Form 10-K for the year ended December 31, 2017;

(b)                                 The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018;

(c)                                  The Company’s Current Reports on Form 8-K filed on March 22, 2018, April 30, 2018, June 8, 2018, June 22, 2018, and September 28, 2018;

(d)                                 The description of Abbott’s common shares, without par value, contained in its Registration Statement on Form 8-A filed with the SEC on November 15, 1999 (File No. 001-02189), as amended by its Registration Statement on Form 8-A/A Amendment No. 1 filed with the SEC on January 10, 2007 (File No. 001-02189), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Numbers	Description
4.1	Restated Articles of Incorporation of Abbott Laboratories (incorporated by reference to Exhibit 3.1 of Abbott Laboratories Quarterly Report for the quarter ended March 31, 1998; File No. 1-2189)
4.2

By-Laws of Abbott Laboratories, as amended and restated effective June 8, 2018 (incorporated by reference to Exhibit 3.1 to Abbott Laboratories Current Report on Form 8-K dated June 8, 2018; File No. 1-2189)

23.1	Consent of Ernst & Young LLP
24.1	Power of Attorney (included on signature page of this Registration Statement)

The Registrant will submit or has submitted the employee benefit plan described herein and any amendment thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Chicago, Illinois, on October 12, 2018.

ABBOTT LABORATORIES

By:	/s/ Miles D. White
Miles D. White
Chairman of the Board and Chief Executive Officer

Each person whose signature appears below constitutes and appoints, jointly and severally, Miles D. White and Hubert L. Allen, and each of them, as his or her attorneys-in-fact and agents, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 12, 2018.

Signature	Title

/s/ Miles D. White	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Miles D. White

/s/ Brian B. Yoor	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)
Brian B. Yoor

/s/ Robert E. Funck	Senior Vice President, Finance and Controller (Principal Accounting Officer)
Robert E. Funck

/s/ Robert J. Alpern, M.D.	Director
Robert J. Alpern, M.D.

/s/ Roxanne S. Austin	Director
Roxanne S. Austin

/s/ Sally E. Blount, Ph.D.	Director
Sally E. Blount, Ph.D.

/s/ Michelle A. Kumbier	Director
Michelle A. Kumbier

/s/ Edward M. Liddy	Director
Edward M. Liddy

/s/ Nancy McKinstry	Director
Nancy McKinstry

/s/ Phebe N. Novakovic	Director
Phebe N. Novakovic

/s/ William A. Osborn	Director
William A. Osborn

/s/ Samuel C. Scott III	Director
Samuel C. Scott III

/s/ Daniel J. Starks	Director
Daniel J. Starks

/s/ John G. Stratton	Director
John G. Stratton

/s/ Glenn F. Tilton	Director
Glenn F. Tilton

THE PLAN.  Pursuant to the requirements of the Securities Act of 1933, the Abbott Laboratories Stock Retirement Program has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in unincorporated Lake County, and State of Illinois, on the 12th day of October, 2018.

ABBOTT LABORATORIES STOCK RETIREMENT PROGRAM

By:	/s/ Mary K. Moreland
Mary K. Moreland, Plan Administrator